UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: July 11, 2019
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	KBH	New York Stock Exchange
Rights to Purchase Series A Participating Cumulative Preferred Stock		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Base Salary Changes. On July 11, 2019, the management development and compensation committee of KB Home’s board of directors approved increases to the base salaries of KB Home’s named executive officers listed below. The new base salary levels for each such named executive officer, in each case effective as of July 1, 2019, are set forth in the table below.

Named Executive Officer	New Base Salary
Jeff J. Kaminski	$745,000
Matthew W. Mandino	$770,000
Albert Z. Praw	$620,000
Brian J. Woram	$620,000

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Amended and Restated By-laws.  On July 11, 2019, KB Home’s board of directors approved an amendment to KB Home’s Amended and Restated By-laws, effective immediately, to add Section 7.6, Exclusive Forum. The By-laws were last changed in 2014. New Section 7.6 provides that, unless KB Home consents in writing to the selection of an alternative forum, the Delaware Court of Chancery shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of KB Home; (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former KB Home director, officer, other employee or stockholder to KB Home or its stockholders, or any action asserting a claim for aiding and abetting any such breach of fiduciary duty; (c) any action asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the General Corporation Law of the State of Delaware, KB Home’s Certificate of Incorporation or the By-laws (as each may be amended from time to time); (d) any action asserting a claim governed by the internal affairs doctrine; or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware. New Section 7.6 also provides that the sole and exclusive forum for any action or proceeding with respect to which the federal courts have exclusive jurisdiction or over which the Delaware Court of Chancery lacks subject matter jurisdiction will be the federal district court for the District of Delaware.

The foregoing description of the amendment to the Amended and Restated By-laws is qualified in its entirety by reference to their full text, which is filed as Exhibit 3.2 to this Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.2	Amended and Restated By-laws of KB Home, as amended.

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated By-laws of KB Home, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2019	KB Home

	By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President, Corporate Secretary and Associate General Counsel